Exhibit 99.1 U.S. CONCRETE ANNOUNCES THIRD QUARTER 2018 RESULTS EULESS, TEXAS – November 1, 2018 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of construction materials in select major markets across the United States, today reported results for the quarter ended September 30, 2018. THIRD QUARTER 2018 HIGHLIGHTS COMPARED TO THIRD QUARTER 2017 • Consolidated revenue increased 14.0% to $404.3 million, an all-time quarterly high • Ready-mixed concrete revenue increased 7.0% to $346.2 million • Ready-mixed concrete volume grew by 5.8% • Aggregate products revenue increased 155.4% to $53.5 million, an all-time quarterly high • Aggregate products volume increased 113.8% to 3.2 million tons, an all-time quarterly high • Polaris Materials acquisition contributed revenue and volume of $28.2 million and 1.6 million tons, respectively, both all-time quarterly highs • Ready-mixed concrete backlog increased 1.9% to 8.1 million cubic yards • Net cash provided by operating activities increased $11.3 million to $42.4 million • Adjusted Free Cash Flow1 increased $29.1 million to $45.5 million 1 Adjusted Free Cash Flow is a non-GAAP financial measure. Please refer to the reconciliation and other information at the end of this press release. William J. Sandbrook, Chairman, President and Chief Executive Officer of U.S. Concrete, Inc. stated, “We are pleased to report record results for the third quarter, which, for the second straight quarter, included all-time quarterly highs in consolidated revenue and aggregate products volume and revenue. We continue to believe these trends reflect favorably on the demand in the markets we serve. “While the September 2018 weather presented a major obstacle for the quarter, we continue to be excited about the opportunities available to us for growth and margin expansion. We started the third quarter on a very positive note with strong volumes and revenue in July and August. However, September weather, including record rainfalls yet again in the Dallas/ Fort Worth market, provided margin challenges, as we maintain certain fixed costs necessary to meet recurring demand and our existing backlog. 1

Mr. Sandbrook concluded, "Our Polaris Materials acquisition continues to provide the significant returns that we expected, but on a more accelerated pace than what we originally contemplated. We are excited about the opportunity we have to capitalize on the import permit we recently obtained, which will allow us to increase the amount of product we import from Polaris at our Long Beach, California terminal. We are well-positioned to benefit from our increased vertical integration and aggregates exposure and the steady multi-year cyclical recovery that we believe has substantial remaining runway in our vibrant markets. We continue to be focused on generating shareholder value by capitalizing on the strength of our regional markets, maintaining our strong cash flow generation and achieving continued profitability growth."

**OPERATING RESULTS**

**READY-MIXED CONCRETE SEGMENT**

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| *(in thousands, except average sales price)* | **2018** | **2017** | **2018** | **2017** |
| **Ready-mixed Concrete Segment:** | | | | |
| Revenue | $ 346,242 | $ 323,567 | $ 985,509 | $ 909,145 |
| Adjusted EBITDA | $ 47,545 | $ 53,627 | $ 140,307 | $ 144,777 |
| **Ready-mixed Concrete Data:** | | | | |
| Average sales price per cubic yard | $ 138.10 | $ 136.62 | $ 135.94 | $ 135.16 |
| Sales volume in cubic yards | 2,503 | 2,366 | 7,222 | 6,719 |

Revenue from the ready-mixed concrete segment increased $22.7 million, or 7.0%, compared to the prior year third quarter, driven primarily by contributions from our acquisitions. The Company's ready-mixed concrete sales volume increased 5.8% compared to the prior year third quarter. Solid contributions from recently acquired operations in California, New York, Texas and Philadelphia contributed to the third quarter increases. Negative effects of record rainfall in the Texas region and impacts from Hurricane Florence in the Atlantic region during September hindered further revenue and volume growth. Ready-mixed concrete backlog at the end of the 2018 third quarter was 8.1 million cubic yards, up 1.9% compared to the end of the prior year third quarter and up 2.0% compared to 2017 year-end.

2

**AGGREGATE PRODUCTS SEGMENT**

| *(in thousands, except average sales price)* | Three Months Ended September 30, 2018 | Three Months Ended September 30, 2017 | Nine Months Ended September 30, 2018 | Nine Months Ended September 30, 2017 |
|---|---|---|---|---|
| **Aggregate Products Segment:** | | | | |
| Sales to external customers [(1)] | $ 41,146 | $ 10,972 | $ 100,937 | $ 32,305 |
| Intersegment sales [(1)] | 12,383 | 9,987 | 35,267 | 29,244 |
| Total aggregate products revenue [(1)] | $ 53,529 | $ 20,959 | $ 136,204 | $ 61,549 |
| Adjusted EBITDA [(1)] | $ 12,138 | $ 6,218 | $ 29,051 | $ 18,889 |
| **Aggregate Products Data:** | | | | |
| Average sales price per ton [(2)] | $ 11.63 | $ 12.25 | $ 11.26 | $ 12.56 |
| Sales volume in tons | 3,211 | 1,502 | 8,402 | 4,277 |

*(1) During the quarter ended June 30, 2018, the Company re-characterized the results of its Polaris (defined below) distribution operations, which include shipping and terminal operations, to the aggregate products segment from other products and eliminations. This change was made to better reflect how the Polaris business is viewed and operated by management and more closely aligns the reporting with how the Company manages and reports its other aggregate products operations. As a result of this change, certain first quarter amounts were reclassified from those previously reported.*

*(2) The Company's calculation of the aggregate products segment ASP (defined below) excludes certain other ancillary revenue and Polaris's freight revenue. The Company defines revenue for its aggregate products ASP calculation as amounts billed to external and internal customers for coarse and fine aggregate products, excluding delivery charges. The Company's definition and calculation of ASP may differ from other companies in the construction materials industry.*

Aggregate products sales volume increased 113.8% compared to the prior year third quarter, predominantly as a result of acquisitions, namely the acquisition of Polaris Materials ("Polaris"). Aggregate products Adjusted EBITDA of $12.1 million in the 2018 third quarter increased $5.9 million compared to the prior year third quarter, primarily related to higher sales volumes from acquisitions. The acquisitions of Corbett Sand & Gravel and Polaris in 2017 resulted in a change in product mix, which has resulted in an overall lower average sales price ("ASP") for the segment.

**CONSOLIDATED THIRD QUARTER 2018 RESULTS COMPARED TO THIRD QUARTER 2017**

Consolidated revenue increased 14.0% compared to the prior year third quarter, primarily resulting from acquisition-related growth. During the third quarter of 2018, operating income was $35.0 million compared to $27.7 million in the third quarter of 2017, with an operating income margin of 8.7% compared to 7.8% in the third quarter of 2017. The 2018 third quarter included a $14.6 million gain on the divestiture of our Dallas/Fort Worth area lime operations.

Selling, general and administrative expenses ("SG&A") as a percentage of revenue was 8.0% in the 2018 third quarter compared to 8.5% in the prior year third quarter. SG&A increased $2.2 million, or 7.2%, for the quarter ended September 30, 2018, in comparison to the corresponding 2017 quarter. The increase resulted from various factors, including the impact of additional SG&A from recent acquisitions, increased personnel-related costs to support our growth initiatives and acquisition strategy, marketing expenses and litigation settlement cost. On a non-GAAP basis, our Adjusted SG&A, which excludes non-cash stock compensation, acquisition related costs, eminent domain plant relocation costs and litigation settlement cost,

3

was 6.6% in the 2018 third quarter compared to 7.3% in the prior year third quarter. The reduction of Adjusted SG&A as a percentage of revenue in the 2018 third quarter reflects the benefit of improved operating leverage. Adjusted SG&A as a percentage of revenue is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. During the 2018 third quarter, our income from continuing operations was $15.8 million, compared to $24.3 million in the 2017 third quarter. The 2018 third quarter included a $14.6 million gain on the divestiture of our Dallas/Fort Worth area lime operations. The 2017 third quarter included $13.1 million of non-cash derivative income resulting from fair value changes in the Company's outstanding warrants, which also reflected their expiration on August 31, 2017. BALANCE SHEET AND LIQUIDITY Net cash provided by operating activities in the 2018 third quarter was $42.4 million, compared to $31.1 million in the prior year third quarter. The increase in net cash provided by operating activities in the third quarter of 2018 related to results of our operations. The Company’s Adjusted Free Cash Flow in the 2018 third quarter was $45.5 million, which primarily reflected the results of our operations and proceeds from the divestiture of our Dallas/Fort Worth area lime operations, as compared to $16.4 million in the prior year third quarter. Adjusted Free Cash Flow is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. At September 30, 2018, the Company had cash and cash equivalents of $25.2 million and total debt of $730.5 million, resulting in Net Debt of $705.3 million. Net Debt increased by $34.6 million from December 31, 2017, largely as a result of the successful deployment of capital for the continued execution of our acquisition strategy and capital expenditures for plant equipment to support growing demand in our markets. The Company had $226.2 million of unused availability under its revolving credit facility at September 30, 2018, resulting in total liquidity of $251.4 million. Net Debt is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. OUTLOOK FOR 2018 As a result of recent weather headwinds in certain markets, U.S. Concrete has modified its full year guidance and now expects the following results for 2018: 2018 Guidance Category Low High Consolidated revenue $1.50 billion $1.55 billion Total Adjusted EBITDA (1) $200 million $208 million (1) Because certain GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. 4

CONFERENCE CALL AND WEBCAST DETAILS U.S. Concrete will host a conference call on Thursday, November 1, 2018 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time), to review its third quarter 2018 results. To participate in the call, please dial (877) 312-8806 – Conference ID: 3186133 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A live webcast will be available on the Investor Relations section of the Company's website at www.us-concrete.com. Please visit the website at least 15 minutes before the call begins to register, download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com. ABOUT U.S. CONCRETE U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of concrete and aggregates for large-scale commercial, residential and infrastructure projects across the country. The Company holds leading market positions in the high-growth metropolitan markets of New York, Philadelphia, San Francisco, Dallas/Fort Worth and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets. For more information on U.S. Concrete, visit www.us-concrete.com. 5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS Certain statements and information provided in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, outlook, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to: general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction; our ability to successfully identify, manage, and integrate acquisitions; the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors; governmental requirements and initiatives, including those related to mortgage lending, financing or deductions, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters; disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital; our ability to successfully implement our operating strategy; weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness; the effects of currency fluctuations on our results of operations and financial condition; our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; and product liability, property damage, results of litigation and other claims and insurance coverage issues. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this press release that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Unpredictable or unknown factors we have not discussed in this press release also could have material effects on actual results or matters that are the subject of our forward-looking statements. We undertake no obligation to, and do not intend to, update our description of important factors each time a potential important factor arises. Non-GAAP Financial Measures Included in this press release are certain non-GAAP financial measures that we believe are useful for investors. These non-GAAP financial measures may not be comparable to similarly titled measures other companies report and are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. Reconciliations and definitions of the non-GAAP measures used in this press release are included at the end of this press release. Because certain GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. (Tables Follow) 6

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except per share amounts) Three Months Ended Nine Months Ended September 30, September 30, 2018 2017 2018 2017 Revenue $ 404,267 $ 354,628 $ 1,136,254 $ 994,687 Cost of goods sold before depreciation, depletion and amortization 325,268 278,995 912,738 778,328 Selling, general and administrative expenses 32,220 30,056 96,371 86,073 Depreciation, depletion and amortization 25,473 16,593 68,190 48,802 Change in value of contingent consideration 395 719 (863) 2,047 Impairment of assets — 648 1,299 648 Gain on sale of business and assets, net (14,081) (106) (14,642) (496) Operating income 34,992 27,723 73,161 79,285 Interest expense, net 11,741 10,552 34,564 31,062 Derivative loss (income) — (13,119) — 791 Loss on extinguishment of debt — 60 — 60 Other income, net (1,103) (1,287) (4,163) (2,591) Income from continuing operations before income taxes 24,354 31,517 42,760 49,963 Income tax expense 8,575 7,241 14,519 20,854 Income from continuing operations 15,779 24,276 28,241 29,109 Loss from discontinued operations, net of taxes — (222) — (524) Net income 15,779 24,054 28,241 28,585 Less: Net income attributable to non-controlling interest (177) — (232) — Net income attributable to U.S. Concrete $ 15,602 $ 24,054 $ 28,009 $ 28,585 Basic income per share attributable to U.S. Concrete: Income from continuing operations $ 0.95 $ 1.51 $ 1.70 $ 1.85 Loss from discontinued operations, net of taxes — (0.01) — (0.03) Net income per share attributable to U.S. Concrete - basic $ 0.95 $ 1.50 $ 1.70 $ 1.82 Diluted income per share attributable to U.S. Concrete: Income from continuing operations $ 0.94 $ 1.46 $ 1.70 $ 1.75 Loss from discontinued operations, net of taxes — (0.01) — (0.03) Net income per share attributable to U.S. Concrete - diluted $ 0.94 $ 1.45 $ 1.70 $ 1.72 Weighted average shares outstanding: Basic 16,482 16,028 16,461 15,745 Diluted 16,524 16,651 16,522 16,633 7

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) September 30, 2018 December 31, 2017 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 25,182 $ 22,581 Trade accounts receivable, net 255,101 214,221 Inventories 49,597 48,085 Prepaid expenses 9,521 5,297 Other receivables 17,708 19,191 Other current assets 3,362 2,310 Total current assets 360,471 311,685 Property, plant and equipment, net 681,061 636,268 Goodwill 238,399 204,731 Intangible assets, net 123,769 118,123 Other assets 7,322 5,327 Total assets $ 1,411,022 $ 1,276,134 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable $ 137,313 $ 117,070 Accrued liabilities 114,394 65,420 Current maturities of long-term debt 29,795 25,951 Total current liabilities 281,502 208,441 Long-term debt, net of current maturities 700,718 667,385 Other long-term obligations and deferred credits 58,284 93,341 Deferred income taxes 33,990 4,825 Total liabilities 1,074,494 973,992 Commitments and contingencies Equity: Preferred stock — — Common stock 18 18 Additional paid-in capital 327,202 319,016 Retained earnings (accumulated deficit) 14,225 (13,784) Treasury stock, at cost (26,675) (24,799) Total shareholders' equity 314,770 280,451 Non-controlling interest 21,758 21,691 Total equity 336,528 302,142 Total liabilities and equity $ 1,411,022 $ 1,276,134 8

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands) Nine Months Ended September 30, 2018 2017 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 28,241 $ 28,585 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, depletion and amortization 68,190 48,802 Amortization of debt issuance costs 1,355 1,515 Amortization of discount on long-term incentive plan and other accrued interest 406 530 Amortization of premium on long-term debt (1,163) (1,163) Derivative loss — 791 Change in value of contingent consideration (863) 2,047 Net gain on disposal of business and assets (14,642) (496) Loss on extinguishment of debt — 60 Impairment of assets 1,299 648 Deferred income taxes 10,113 6,863 Provision for doubtful accounts and customer disputes 3,422 3,518 Stock-based compensation 8,108 6,523 Unrealized foreign exchange gain (61) — Changes in assets and liabilities, excluding effects of acquisitions: Accounts receivable (44,419) (30,076) Inventories (153) (2,946) Prepaid expenses and other current assets (4,801) 1,565 Other assets and liabilities (1,582) 201 Accounts payable and accrued liabilities 36,766 17,279 Net cash provided by operating activities 90,216 84,246 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of property, plant and equipment (32,206) (33,984) Payments for acquisitions, net of cash acquired (72,326) (56,796) Advance for note receivable — (8,063) Proceeds from disposals of businesses and property, plant and equipment 18,603 2,308 Purchases of environmental credits (2,836) — Insurance proceeds from property loss claims 2,154 — Net cash used in investing activities (86,611) (96,535) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from revolver borrowings 338,213 — Repayments of revolver borrowings (310,713) — Proceeds from issuance of debt — 211,500 Proceeds from exercise of stock options and warrants 78 2,695 Payments of other long-term obligations (5,648) (7,722) Payments for other financing (21,212) (14,317) Debt issuance costs — (4,332) Other treasury share purchases (1,876) (3,046) Payments to non-controlling interest (249) — Other proceeds 464 — Net cash provided by (used in) financing activities (943) 184,778 EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS (61) — NET INCREASE IN CASH AND CASH EQUIVALENTS 2,601 172,489 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 22,581 75,774 CASH AND CASH EQUIVALENTS AT END OF PERIOD $ 25,182 $ 248,263 9

## NON-GAAP FINANCIAL MEASURES
**(Unaudited)**

### Total Adjusted EBITDA and Total Adjusted EBITDA Margin

Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our income (loss) from continuing operations, excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event, hurricane-related losses, net of recoveries and derivative loss (income). Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) from continuing operations (in thousands).

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2018 | 2017 | 2018 | 2017 |
| **Total Adjusted EBITDA Reconciliation** | | | | |
| Income from continuing operations | $ 15,779 | $ 24,276 | $ 28,241 | $ 29,109 |
| Add: Income tax expense | 8,575 | 7,241 | 14,519 | 20,854 |
| Income from continuing operations before income taxes | 24,354 | 31,517 | 42,760 | 49,963 |
| Add: Depreciation, depletion and amortization | 25,473 | 16,593 | 68,190 | 48,802 |
| Add: Interest expense, net | 11,741 | 10,552 | 34,564 | 31,062 |
| Add: Non-cash stock compensation expense | 2,959 | 2,270 | 8,108 | 6,523 |
| Add/subtract: Non-cash change in value of contingent consideration | 395 | 719 | (863) | 2,047 |
| Add: Impairment of assets | — | 648 | 1,299 | 648 |
| Add: Acquisition-related costs | 1,672 | 2,041 | 5,186 | 4,868 |
| Add: Officer transition expenses | — | — | — | 584 |
| Add: Loss on extinguishment of debt | — | 60 | — | 60 |
| Add: Quarry dredge costs for specific event | 162 | 2,175 | 718 | 2,175 |
| Add: Eminent domain costs | 570 | — | 570 | — |
| Add: Litigation settlement cost | 875 | — | 875 | — |
| Add/subtract: Hurricane-related losses, net of recoveries | — | 1,246 | (193) | 1,246 |
| Add: Purchase accounting adjustments for inventory | — | — | 706 | — |
| Add/subtract: Derivative loss (income) | — | (13,119) | — | 791 |
| Subtract: Gain on sale of business | (14,579) | — | (14,579) | — |
| Total Adjusted EBITDA | $ 53,622 | $ 54,702 | $ 147,341 | $ 148,769 |
| | | | | |
| Income from continuing operations margin | 3.9% | 6.8% | 2.5% | 2.9% |
| Total Adjusted EBITDA Margin | 13.3% | 15.4% | 13.0% | 15.0% |

10

Adjusted Gross Profit and Adjusted Gross Margin Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. We define Adjusted Gross Profit as our operating income (loss), excluding the impact of depreciation, depletion and amortization ("DD&A"), selling, general and administrative expenses, change in value of contingent consideration, impairment of assets, quarry dredge costs for specific event, eminent domain costs, hurricane-related losses in COGS before DD&A, purchase accounting adjustments for inventory and loss (gain) on disposal of assets, net. We define Adjusted Gross Margin as the amount determined by dividing Adjusted Gross Profit by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Margin to monitor and compare the financial performance of our operations. Adjusted Gross Profit and Adjusted Gross Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is operating income (in thousands). Three Months Ended Nine Months Ended September 30, September 30, 2018 2017 2018 2017 Adjusted Gross Profit Reconciliation Operating income $ 34,992 $ 27,723 $ 73,161 $ 79,285 Add: Depreciation, depletion and amortization 25,473 16,593 68,190 48,802 Add: Selling, general and administrative expenses 32,220 30,056 96,371 86,073 Add/subtract: Change in value of contingent consideration 395 719 (863) 2,047 Add: Impairment of assets — 648 1,299 648 Add: Quarry dredge costs for specific event 162 2,175 718 2,175 Add: Eminent domain costs 556 — 556 — Add: Hurricane-related losses in COGS before DD&A — 880 277 880 Add: Purchase accounting adjustments for inventory — — 706 — Subtract: Gain on disposal of assets, net (14,081) (106) (14,642) (496) Adjusted Gross Profit $ 79,717 $ 78,688 $ 225,773 $ 219,414 Operating income margin 8.7% 7.8% 6.4% 8.0% Adjusted Gross Margin 19.7% 22.2% 19.9% 22.1% 11

Adjusted SG&A and Adjusted SG&A as a Percentage of Revenue Adjusted selling, general and administrative expenses (“SG&A”) and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures. We define Adjusted SG&A as selling, general and administrative expenses, excluding the impact of non-cash stock compensation expense, acquisition-related costs, officer transition expenses, eminent domain costs, litigation settlement cost and hurricane-related losses. We define Adjusted SG&A as a percentage of revenue as Adjusted SG&A divided by total revenue. We have included Adjusted SG&A and Adjusted SG&A as a percentage of revenue herein because they are used by investors to compare our SG&A leverage with the performance of other building materials companies. We use Adjusted SG&A and Adjusted SG&A as a percentage of revenue to monitor and compare the financial performance of our operations. Adjusted SG&A and Adjusted SG&A as a percentage of revenue are not intended to be used as an alternative to any measure of our performance under GAAP. The following table reconciles Adjusted SG&A to the most directly comparable GAAP financial measure, which is SG&A (in thousands). Three Months Ended Nine Months Ended September 30, September 30, 2018 2017 2018 2017 Adjusted SG&A Selling, general and administrative expenses $ 32,220 $ 30,056 $ 96,371 $ 86,073 Subtract: Non-cash stock compensation expense (2,959) (2,270) (8,108) (6,523) Subtract: Acquisition-related costs (1,672) (2,041) (5,186) (4,868) Subtract: Officer transition expenses — — — (584) Subtract: Eminent domain costs (14) — (14) — Subtract: Litigation settlement cost (875) — (875) — Subtract: Hurricane-related losses — — (30) — Adjusted SG&A $ 26,700 $ 25,745 $ 82,158 $ 74,098 SG&A as a percentage of revenues 8.0% 8.5% 8.5% 8.7% Adjusted SG&A as a percentage of revenues 6.6% 7.3% 7.2% 7.4% 12

**Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete and Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share**

Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete and Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share are non-GAAP financial measures. We define Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete as net income (loss) attributable to U.S. Concrete, excluding the impact of loss (income) from discontinued operations, net of taxes, income tax expense (benefit) and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event, hurricane-related losses, net of recoveries and derivative loss (income). We also adjust Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete for a normalized effective income tax rate of 26%. We define Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share as Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete on a diluted per share basis. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions.

We have included Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete and Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete and Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share to monitor and compare the financial performance of our operations. Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete and Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.

The following tables reconcile (i) Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete and (ii) Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete per diluted share (in thousands, except per share amounts).

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2018 | 2017 | 2018 | 2017 |
| **Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete Reconciliation** | | | | |
| Net income attributable to U.S. Concrete | $ 15,602 | $ 24,054 | $ 28,009 | $ 28,585 |
| Add: Loss from discontinued operations, net of taxes | — | 222 | — | 524 |
| Add: Income tax expense | 8,575 | 7,241 | 14,519 | 20,854 |
| Adjusted income from continuing operations before income taxes | 24,177 | 31,517 | 42,528 | 49,963 |
| Add: Non-cash stock compensation expense | 2,959 | 2,270 | 8,108 | 6,523 |
| Add/subtract: Non-cash change in value of contingent consideration | 395 | 719 | (863) | 2,047 |
| Add: Impairment of assets | — | 648 | 1,299 | 648 |
| Add: Acquisition-related costs | 1,672 | 2,041 | 5,186 | 4,868 |
| Add: Officer transition expenses | — | — | — | 584 |
| Add: Loss on extinguishment of debt | — | 60 | — | 60 |
| Add: Quarry dredge costs for specific event | 162 | 2,175 | 718 | 2,175 |
| Add: Eminent domain costs | 570 | — | 570 | — |
| Add: Litigation settlement cost | 875 | — | 875 | — |
| Add/subtract: Hurricane-related losses, net of recoveries | — | 1,246 | (193) | 1,246 |
| Add: Purchase accounting adjustments for inventory | — | — | 706 | — |
| Add/subtract: Derivative loss (income) | — | (13,119) | — | 791 |
| Subtract: Gain on sale of business | (14,579) | — | (14,579) | — |
| Adjusted income from continuing operations before income taxes | 16,231 | 27,557 | 44,355 | 68,905 |
| Subtract: Normalized income tax expense(1) | 4,220 | 7,165 | 11,532 | 17,915 |
| Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete | $ 12,011 | $ 20,392 | $ 32,823 | $ 50,990 |

(1) Assumes a normalized effective tax rate of 26% in all periods.

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Three Months Ended Nine Months Ended September 30, September 30, 2018 2017 2018 2017 Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share Reconciliation Net income attributable to U.S. Concrete per diluted share $ 0.94 $ 1.45 $ 1.70 $ 1.72 Add: Loss from discontinued operations, net of taxes per diluted share — 0.01 — 0.03 Add: Income tax expense per diluted share 0.53 0.43 0.88 1.25 Adjusted income from continuing operations before income taxes per diluted share 1.47 1.89 2.58 3.00 Add: Impact of non-cash stock compensation expense 0.18 0.14 0.49 0.39 Add/subtract: Impact of non-cash change in value of contingent consideration 0.02 0.04 (0.06) 0.12 Add: Impact of impairment of assets — 0.04 0.08 0.04 Add: Impact of acquisition-related costs 0.10 0.12 0.32 0.29 Add: Impact of officer transition expenses — — — 0.04 Add: Impact of loss on extinguishment of debt — — — — Add: Impact of quarry dredge costs for specific event 0.01 0.13 0.04 0.13 Add: Impact of eminent domain costs 0.03 — 0.03 — Add: Impact of litigation settlement cost 0.05 — 0.05 — Add/subtract: Impact of hurricane-related losses, net of recoveries — 0.08 (0.01) 0.08 Add: Impact of purchase accounting adjustments for inventory — — 0.04 — Add/subtract: Impact of derivative loss (income) — (0.79) — 0.05 Subtract: Impact of gain on sale of business (0.88) — (0.88) — Adjusted income from continuing operations before income taxes 0.98 1.65 2.68 4.14 Subtract: Normalized income tax expense(1) 0.25 0.43 0.69 1.08 Adjusted Net Income from Continuing Operations Attributable to U.S. Concrete per Diluted Share $ 0.73 $ 1.22 $ 1.99 $ 3.06 (1) Assumes a normalized effective tax rate of 26% in all periods. 14

Adjusted Free Cash Flow Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment and purchases of environmental credits plus proceeds from the disposal of businesses and property, plant and equipment and insurance proceeds from property loss claims. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in thousands). Three Months Ended Nine Months Ended September 30, September 30, 2018 2017 2018 2017 Adjusted Free Cash Flow Reconciliation Net cash provided by operating activities $ 42,356 $ 31,091 $ 90,216 $ 84,246 Subtract: Purchases of property, plant and equipment (11,369) (15,292) (32,206) (33,984) Subtract: Purchases of environmental credits (2,836) — (2,836) — Add: Proceeds from disposals of businesses and property, plant and equipment 17,360 594 18,603 2,308 Add: Insurance proceeds from property loss claims 20 — 2,154 — Adjusted Free Cash Flow $ 45,531 $ 16,393 $ 75,931 $ 52,570 Net Debt Net Debt is a non-GAAP financial measure. We define Net Debt as total debt, including current maturities and capital lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position from period to period. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and capital lease obligations (in thousands). As of As of September 30, 2018 December 31, 2017 Net Debt Reconciliation Total debt, including current maturities and capital lease obligations $ 730,513 $ 693,336 Subtract: cash and cash equivalents 25,182 22,581 Net Debt $ 705,331 $ 670,755 15

Net Debt to Total Adjusted EBITDA Net Debt to Total Adjusted EBITDA is a non-GAAP financial measure. We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve-month period. We define Total Adjusted EBITDA as our income (loss) from continuing operations, excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event, hurricane-related losses, net of recoveries and derivative loss (income). We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to last twelve months ("LTM") income from continuing operations (in thousands). Twelve Month Period October 1, 2017 to September 30, 2018 Total Adjusted EBITDA Reconciliation Income from continuing operations $ 25,398 Add: Income tax expense 6,101 Income from continuing operations before income taxes 31,499 Add: Depreciation, depletion and amortization 87,186 Add: Interest expense, net 45,459 Add: Non-cash stock compensation expense 9,870 Add: Non-cash change in value of contingent consideration 5,000 Add: Impairment of goodwill and other assets 6,889 Add: Acquisition-related costs 10,450 Add: Officer transition expenses 200 Add: Quarry dredge costs for specific event 1,933 Add: Eminent domain costs 570 Add: Litigation settlement cost 875 Add: Hurricane-related losses, net of recoveries 1,599 Add: Purchase accounting adjustments for inventory 1,993 Add: Foreign currency losses resulting from Polaris acquisition 1,949 Subtract: Gain on sale of business (14,579) Total Adjusted EBITDA $ 190,893 Net Debt $ 705,331 Total debt to LTM income from continuing operations 28.76x Net Debt to Total Adjusted EBITDA as of September 30, 2018 3.69x Contact: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com 16